Prospectus Supplement filed under Rule 424(b)(3)

Registration No. 333-120159
Prospectus Supplement No. 1 dated February 15, 2005

(To Prospectus dated November 8, 2004)

6,341,713 Shares

SuperCom Ltd.

ORDINARY SHARES

This Prospectus Supplement to the Prospectus dated November 8, 2004 relates to up to 6,341,713 of our Ordinary Shares that may be disposed of from time to time by the Selling Shareholders.

This Prospectus Supplement should be read in conjunction with the Prospectus dated November 8, 2004. This Prospectus Supplement adds to and updates the information contained in the Prospectus dated November 8, 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________

On February 15, 2005, SuperCom Ltd. filed with the Securities and Exchange Commission the attached Form 6-K with respect to the Company’s financial results for the fourth quarter and full fiscal year 2004.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934

Dated: February 15, 2005

SUPERCOM LTD.

Millennium Bldg.
3 Tidhar Street, P.O.B. 2094
Raanana 43665 Israel

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934
Yes ☐   No ☒

SUPERCOM LTD.

Form 6-K

TABLE OF CONTENTS

Page
Signatures	1
Exhibit Index	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUPERCOM LTD.

By:	/s/ Eyal Tuchman
Eyal Tuchman Chief Financial Officer
Date: February 15, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Announcement dated February 15, 2005